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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 8, 2004
                                                         ----------------------


                              CHENIERE ENERGY, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                  1-16383                  95-4352386
(State or other jurisdiction of    (Commission            (I.R.S. Employer
 incorporation or organization)    File Number)           Identification No.)

                717 Texas Avenue
                   Suite 3100
                 Houston, Texas                             77002
    (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (713) 659-1361


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.

     On November 8, 2004, Cheniere Energy, Inc.'s wholly owned partnership, Sabine Pass LNG, L.P. (Sabine Pass LNG), entered into a Terminal Use Agreement
(TUA) to provide Chevron USA, Inc. (Chevron USA), a wholly-owned subsidiary of ChevronTexaco Corporation (NYSE: CVX) (ChevronTexaco), with 700 million cubic feet per day (mmcf/d) of liquefied natural gas (LNG) regasification capacity at the 2.6 billion cubic feet per day (Bcf/d) LNG receiving terminal being developed by Sabine Pass LNG in Cameron Parish, Louisiana. Cheniere, Sabine Pass LNG and Chevron USA simultaneously entered into an Omnibus Agreement, under which Chevron USA agreed to make advance Capacity Reservation Fee payments and the companies agreed to continue to negotiate for Chevron USA to make a $200 million equity investment to acquire a 20% limited partner interest in Sabine Pass LNG. The TUA and Omnibus Agreement remain subject to final corporate approvals, including approval by the ChevronTexaco Board of Directors, by December 20, 2004.

     The TUA provides for Chevron USA to pay a tariff of $0.32 per million British thermal units, subject in part to adjustment for inflation, for 700 mmcf/d of regasification capacity for a 20-year period beginning not later than July 1, 2009. Under the Omnibus Agreement, Chevron USA has the option, at the same tariff, either to reduce its reserved capacity at Sabine Pass to 500 mmcf/d by July 1, 2005 or to increase its reserved capacity to 1.0 Bcf/d by December 1, 2005. ChevronTexaco will guarantee certain of its subsidiary's obligations under the TUA.

     The Omnibus Agreement requires Chevron USA to make advance Capacity Reservation Fee payments to Sabine Pass LNG totaling up to $20 million, beginning with an unconditional payment of $5 million within 15 days. Except for this $5 million payment, Chevron USA has the right to terminate the TUA, the Omnibus Agreement and the transactions under those agreements if approval of ChevronTexaco's board of directors is not obtained by December 20, 2004. If the agreements and transactions are not terminated, further advance Capacity Reservation Fee payments will be due -- $7 million after ChevronTexaco's board approval; $5 million after December 20, 2004, conditioned upon both Federal Energy Regulatory Commission (FERC) approval of the pending application to build the Sabine Pass terminal and confirmation of evidence of the ability to finance construction of the facility; and $3 million if Chevron USA exercises the option to increase its capacity at Sabine Pass to 1.0 Bcf/d. These Capacity Reservation Fee payments will be amortized over a ten-year period as a reduction of Chevron USA's regasification capacity tariff under the TUA.

     On November 9, 2004, Cheniere Energy, Inc. issued a press release regarding the foregoing. That press release is attached hereto as Exhibit 99.1.


Item 9.01.   Financial Statements and Exhibits.

c) Exhibits

   Exhibit
   Number                                Description
   -------                               -----------

    99.1       Press Release, dated November 9, 2004 (filed herewith).




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2004                   CHENIERE ENERGY, INC.



                                         By: /s/ Don A. Turkleson
                                             --------------------
                                         Name:   Don A. Turkleson
                                         Title:  Senior Vice President and
                                                 Chief Financial Officer




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EXHIBIT INDEX

Exhibit
Number       Description
-------      -----------

99.1         Press Release, dated November 9, 2004 (filed herewith).